                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of September 1,
2004 (the "Effective Date") between HandHeld Entertainment, Inc., a California corporation (the "Company") and Jeffrey Oscodar (the "Executive").

                                    RECITALS:

     WHEREAS, the Company desires to employ the Executive as of the Effective
Date and to enter into an agreement embodying the terms of such employment; and

     WHEREAS, the Executive is willing to serve in the employ of the Company upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. Definitions. For purposes of this Agreement:

         (a) "Cause" shall mean (i) a willful act by the Executive which constitutes misconduct and results in serious injury to the Company; (ii) the
Executive's conviction of a felony; or (iii) any act of personal dishonesty by the Executive in connection with his responsibilities to the Company which is intended to result in substantial personal enrichment of the Executive. No act by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act was in the Company's best interest.

         (b) "Change in Control" shall mean the occurrence of any of the following events:

               (i) any person or group (as such terms are used in Section 13(d)
of the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power represented by the Company's then outstanding securities;

               (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are
Incumbent Directors. An "Incumbent Director" shall mean a director who either was a director of the Company as of the Effective Date or is a director nominated for election to the Board, or appointed to the Board, by directors a majority of whom were Incumbent Directors at the time of such nomination or appointment (but shall not include an individual whose appointment or nomination is in connection with an actual or threatened proxy contest relating to the election of directors);

               (iii) the approval by the shareholders of the Company of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of such surviving entity outstanding immediately after such merger or consolidation;

               (iv) the approval by the shareholders of the Company of the sale or disposition by the Company of all or substantially all the Company's assets or a plan of complete liquidation of the Company; or

               (v) any other transactions or series of related transactions occur which have substantially the same effect as the transactions specified in any of the preceding sections.

         (c) "Good Reason" shall mean the occurrence of any one of the following events:

               (i) assignment to the Executive of any duties inconsistent with the Executive's position as specified in Section 5 hereof, including status, title or responsibilities as contemplated by Section 5, or any other action by the Company which results in a material change in such position, status, title or responsibilities, including any material change in the Executive's reporting responsibilities;

               (ii) the failure of the Company to assign this Agreement to a successor to the Company;

               (iii) the failure of the Company to comply with the provisions of
Section 6, 7, 8 or 9 of this Agreement; or

               (iv) the Company requiring the Executive to be based at any office or location more than twenty-five (25) miles from 10 Oak Avenue,
Belvedere, California.

     3. Term. This Agreement shall commence on the Effective Date and shall continue until sixty (60) days following the date on which either the Executive or the Company notifies the other in writing that the Executive or the Company elects to terminate this Agreement.

     4. Termination of Employment By The Company Without Cause Or By the
Executive for Good Reason. If (a) the Company terminates the Executive's employment without Cause, (b) the Executive terminates his employment for Good
Reason, or (c) the Executive terminates his employment at any time within twelve
(12) months after a Change in Control, in any of such events the Executive shall receive immediately (and in any event within five (5) days) after the date of termination in a lump sum in immediately available funds the sum of $135,000, and 100% of the unvested portion of any Options or Additional Options (as such terms are hereinafter defined) granted to the Executive shall become fully exercisable. In this connection, within five (5) business days following either
(y) a Change in Control, or (z) the closing of the last equity or long-term debt financing resulting in aggregate proceeds received by

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the Company after May 1, 2005 of not less than $3,000,000 (a "Financing Event"), the Company shall cause a financial institution satisfactory to the Executive to issue a letter of credit in the amount of $135,000 which letter of credit shall be in form satisfactory to the Executive and shall provide for the payment of said sum to the Executive upon delivery by the Executive to such financial institution of a certificate stating that one of the events set forth in clause
(a), (b) or (c) of this Section 4 shall have occurred; provided that any conversion to equity of any indebtedness owed by the Company to Carl Page as of
May 1, 2005 shall not be considered a Financing Event. If the compensation described in this Section 4 becomes subject to (i) the 20% additional income tax and/or (ii) the sanction for deemed late payment of taxes under the provisions of Internal Revenue Code Section 409A (the sum of such amounts called "Section
409A Costs"), the Company shall pay the Executive an additional amount ("Section
409A Tax Gross-Up Payment") in an amount which, after payment of all income taxes and other taxes on the Section 409A Tax Gross-Up Payment, there remains an amount sufficient to pay the Section 409A Costs.

     5. Duties and Responsibilities. The Executive shall, effective November 22,
2004, serve as the President and Chief Executive Officer of the Company and
shall have the duties, responsibilities and authority as are customary and appropriate for such positions. The Executive shall devote substantial business time and efforts to the business of the Company sufficient to allow the
Executive to carry out such duties and responsibilities and shall not during the term of this Agreement be actively engaged in any other business or professional activity that would reasonably be deemed to interfere with his ability to carry out such duties and responsibilities; provided that it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, manage personal investments, or carry on other activities which do not significantly interfere with the performance of the Executive's duties in accordance with this
Agreement. The Executive will serve on the Board of Directors of the Company
(the "Board") at all times during the term of this Agreement and the Company shall cause the election of the Executive to the Board.

     6. Compensation. The Company shall pay the Executive a salary of $15,000 per month, payable in advance.

     7. Expenses. The Executive shall be entitled to reimbursement of all expenses incurred by him in the performance of his duties, subject to the presentation of appropriate receipts in accordance with the Company's policies.

     8. Benefits. The Executive shall be entitled to participate in all of the
Company's health, disability, insurance, 401(k) and other employee benefit programs for which management employees of the Company are generally eligible;
provided that the Executive shall have the right to waive any of such benefits and, in lieu thereof, to be paid by the Company an amount equal to the cost to the Company of any benefit so waived. The Executive shall be entitled to three
(3) weeks of paid vacation each calendar year in accordance with the Company's policies.

     9. Stock Options.

         (a) Concurrently with a Financing Event or at such earlier time as the
Executive may direct, the Company will grant to the Executive options (the
"Options") to acquire 433,350 shares of the Company's Common Stock (the "Option
Shares") pursuant to its 2003 Stock Option/Stock Issuance Plan (the "Plan"), at
an exercise price consistent with the

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valuation of the Company in the Financing Event (or, if the Executive directs an earlier grant, at an exercise price reasonably agreed upon by the Executive and the Company based on the then valuation of the Company). In the event of any issuance by the Company of additional Common Stock or other securities convertible or exercisable into Common Stock prior to, or within one (1) year following, the time following the Effective Date that the Company shall have closed equity or long-term debt financings resulting in aggregate gross proceeds to the Company of $5,000,000, which issuance would result in the Executive owning, and/or having the right to acquire through the exercise of options, that number of shares of the Company's Common Stock such that the Executive would then own, and/or have the right to acquire through the exercise of options, that number of shares which, when combined with any shares that he has previously disposed of, amounts to less than two and one-half percent (2.5%) of the
Company's outstanding Common Stock on a fully diluted basis, the Company shall grant to the Executive additional options to purchase the Company's Common Stock
("Additional Options") such that the Executive shall, at all times during the one (1) year period following the closing of the last such financing, own, and/or have the right to acquire through the exercise of options, not less than two and one-half percent (2.5%) of the Company's outstanding Common Stock on a fully diluted basis. In the event that there are insufficient shares of the
Company's Common Stock available under the Plan to allow the grant of such
Additional Options, the Company will cause the Plan to be amended or a new plan approved which will permit the grant of the Additional Options.

         (b) The Options and the Additional Options shall become exercisable on an equal monthly basis over the thirty-six (36) month period following the date of grant, which period with respect to the initial grant shall be reduced by the number of months, including fractional months, between the Effective Date and the grant date (the "Number of Months") and the Options shall become immediately exercisable for that number of shares equal to the total number of Option Shares multiplied by a fraction the numerator of which shall be the Number of Months and the denominator of which shall be thirty-six (36); provided that 100% of such Options and Additional Options shall become fully exercisable upon the occurrence of any Change in Control and as provided in Section 4 of this
Agreement.

     10. Non-Solicitation. The Executive agrees that he shall not, during the nine (9) month period after the termination of this Agreement, directly or indirectly, (a) hire any individual who was an employee of the Company on the date of such termination or at any time within ninety (90) days prior thereto, or solicit such individual to leave his or her employment with the Company, or
(b) solicit any customer or client, or any person or entity known to the
Executive to be a prospective customer or client, of the Company as of the date of such termination to purchase any goods or services of the type sold by the
Company from anyone other than the Company. The Executive recognizes and acknowledges that the foregoing covenant not to solicit is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company, and that he is aware of his obligations hereunder and acknowledges the reasonableness of the length of time and scope of the covenant.

     11. Indemnification; Directors and Officers Insurance. Concurrently with the execution of this Agreement, the Company and the Executive shall enter into an indemnification agreement satisfactory to the Executive providing for indemnification of the Executive to the fullest extent permitted by law. The
Company shall obtain and maintain in effect a policy or policies of directors and officers insurance providing the Executive with coverage for losses

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from acts or omissions as an officer and a director of the Company and insuring any indemnification obligations of the Company to the Executive.

     12. Successors. Subject to the provisions of Section 4, the Company may assign its rights and obligations under this Agreement to a successor of the
Company's business, without the prior written consent of the Executive, so long as such assignee assumes the Company's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Executive and the
Executive's estate and the Company and any assignee of or successor to the
Company.

     13. Attorneys' Fees. In the event of any dispute between the parties with respect to a breach or alleged breach of this Agreement or the interpretation of this Agreement, the prevailing party in such dispute shall be entitled to recover its reasonable attorneys' fees and costs from the losing party.

     14. Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid.

     15. Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and the Executive.
A waiver of any term, covenant, agreement or condition contained in this
Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     16. Notices. All notices and other communications hereunder shall be in writing and delivered by hand, by first class registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service, addressed as follows:

         If to the Company:   90 New Montgomery Street
                              San Francisco, CA 94105
                              Attention:  Chief Financial Officer

         If to the Executive: 81 Beach Road
                              Belvedere, CA 94920

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

     17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

     18. Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to the subject matter contained in the Agreement.
This Agreement shall supersede all prior agreements, promises and representations regarding the subject matter of

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this Agreement. Notwithstanding this Section 18, the Proprietary Information and
Inventions Agreement between the Company and the Executive shall remain in full force and effect.

     19. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to its choice of law principles.

     20. Survival of Executive's Rights. All of the Executive's rights hereunder, including but not limited to his rights to compensation and benefits, shall survive the termination of the Executive's employment and/or the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.

                                             HandHeld Entertainment, Inc.

                                             By /s/ Bill Keating
                                                --------------------------------

                                             Its Chairman of the Board
                                                 -------------------------------

                                             /s/Jeffrey Oscodar
                                             -----------------------------------
                                             Jeffrey Oscodar

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